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                                                                   Exhibit 10.35



                               LICENSE AGREEMENT

                             Dated August 18, 1994


         The parties to this agreement are Cosmar Corporation, a Delaware corporation (the "Licensee"), and Renaissance Cosmetics, Inc., a Delaware corporation (the "Licensor").

         The Licensee desires to use the items of intellectual property rights set forth in exhibit A (the "Licensed Property") in connection with the operation of the Licensee's business, and the Licensor is willing to grant to the Licensee the exclusive right and license to use the Licensed Property in connection with the operation of the Licensee's business, upon the terms and subject to the conditions set forth below.

         It is therefore agreed as follows:

         1. Grant of License.

         1.1. The Licensor hereby grants to the Licensee a perpetual exclusive worldwide right and license to use the Licensed Property in connection with the operation of the Licensee's business, including, without limitation, in connection with the production, manufacture, advertising, merchandising, promotion, labeling, marketing, distribution and sale of products, of all kinds and description, whether or not currently produced.

         1.2. The design, content and workmanship of the goods or articles manufactured or distributed in connection with the Licensed Property, and of all production and advertising materials used in connection therewith, at all times shall be of a high quality and, with respect to products currently produced, at least commensurate with the quality of the goods produced or sold by the Licensee, or its predecessors, prior to the date of this agreement.

         1.3. The Licensor shall not directly or indirectly grant any other license for the use of the Licensed Property without the consent of the Licensee.

         2. Royalties. The Licensee shall pay to the Licensor, in United States currency, a royalty of $10.00 per annum.






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         3. Books and Records; Audits. The Licensee shall prepare and maintain, in accordance with generally accepted accounting principles, true, complete and correct books of account and records (including without limitation the originals or copies of documents supporting entries in the books of account) covering all transactions arising out of or relating to this agreement. The Licensor and its duly authorized representatives shall have the right, during regular business hours and upon reasonable notice to the Licensee, to audit, examine and make copies, at the Licensor's cost and expense, the books of account and records of the Licensee and all other documents and materials in the possession or under the control of the Licensee relating to this agreement. All the books of account and records shall be kept available by the Licensee for at least three years after the end of the calendar year to which they relate.

         4. The Licensed Property.

         4.1. The Licensee shall have the right to use any of the Licensed Property as or in connection with the corporate name or trade name of the Licensee or any of its subsidiaries and in any advertising, publicity, labeling, packaging or printed matter.

         4.2. The Licensee acknowledges the validity of the Licensed Property and the exclusive ownership of the Licensed Property by the Licensor, whether or not registered. The Licensee shall not, at any time during the term of this agreement or thereafter, directly or indirectly challenge, contest or aid in challenging or contesting the validity or ownership by the Licensor or the Licensed Property, or the title or registration thereto, whether now existing or hereafter obtained by the Licensor or any affiliate or subsidiary of the Licensor. Any and all goodwill and other rights that attach to, or arise in connection with the use of, the Licensed Property during the term of this agreement or thereafter as a result of the business activities of the Licensee shall inure to the sole benefit of the Licensor and shall remain vested in the Licensor. The Licensee shall not, at any time, do or permit to be done any act or thing that could reasonably be expected to have a material adverse effect on the rights of the Licensor in and to the Licensed Property or reduce the value of the Licensed Property or detract from their reputation.

         4.3. The Licensee shall cooperate with the Licensor in the execution, filing and prosecution of all such instruments or documents as the Licensor may deem appropriate to obtain the registration and the renewal and maintenance of registration of



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the Licensed Property, and to confirm the Licensor's ownership rights of the
Licensed Property and the respective rights of the Licensor and Licensee pursuant to this agreement. All rights in the Licensed Property, other than those specifically granted in this agreement, are reserved by the Licensor for its own use and benefit. The Licensor has made and makes no representation or warranty as to the validity or effectiveness of the registration (or registrability) of any of the Licensed Property and the failure to obtain, renew or maintain registration thereof shall not be deemed a breach of this agreement by the Licensor.

         4.4. The Licensee shall use the Licensed Property in each applicable jurisdiction strictly in compliance with the legal requirements obtaining strictly therein and shall use any markings in connection therewith as may be required by applicable law. The Licensee shall at the request of the Licensor cause to appear on all articles, products and materials on which or in connection with which the Licensed Property are used, such legends, markings and notices as may be reasonably necessary in order to give appropriate notice of any trademark, trade name, trademark registration, application therefor or other related right.

         4.5. The Licensee promptly shall notify the Licensor of any infringement or imitation of the Licensed Property or of any use by any person of a trademark similar to any of the Licensed Property that comes to the attention of the Licensee. The Licensor shall not be required to take any action with respect to any third party's infringement, imitation or use of the Licensed Property if it deems it inadvisable to do so. If the Licensor fails to take any action, the Licensee shall have the right, at the Licensee's sole cost and expense, to take such action as it deems advisable for the protection of its rights in and to the Licensed Property.

         5. Indemnity. The Licensee shall indemnify, defend and hold the Licensor and its directors, officers, employees, representatives and agents harmless from and against any claim, suit, loss, damage, demand, injury or expense (including reasonable attorneys' fees) arising out of the production, manufacture, advertising, merchandising, promotion, labeling, marketing, distribution and sale of any articles or products by or on behalf of the Licensee, whether arising out of a permitted or non-permitted use of the Licensed Property by the Licensee or any agent of the Licensee or by any consumer of such articles or products, or for any other reason whatsoever.

         6. Defaults. If the Licensee fails to make any payment in accordance with section 2 and if that default



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continues uncured for ten days after written notice thereof is received by the
Licensee, the Licensor shall have the right to terminate this agreement forthwith by written notice of termination to the Licensee. If either the Licensor or the Licensee fails to perform any of the other covenants required to be performed by it under this agreement, the other party, at its sole election, may terminate this agreement forthwith by written notice of termination to the defaulting party if (i) the default is curable but continues uncured for a period of 20 days after written notice of termination has been given to the defaulting party or (ii) the default is not curable.

         7. Rights on Expiration or Termination. Upon termination of this agreement pursuant to section 6 or upon its expiration, all of the rights of the Licensee under this agreement shall terminate forthwith and shall revert immediately to the Licensor, the Licensee shall discontinue forthwith all use of the Licensed Property, the Licensee no longer shall have the right to use the Licensed Property or any variation or simulation thereof and the Licensee promptly shall transfer to the Licensor, free of charge, all registrations, filings and rights with regard to the Licensed Property that it may then possess. Upon such termination or expiration, all royalties payable to the Licensor under this agreement shall become immediately due and payable.

         8. Representations and Warranties.

         8.1. The Licensor represents and warrants to the Licensee that the Licensor has the corporate right, power and authority to enter into this agreement and to perform all of its obligations hereunder, and that it has granted no other license to use the Licensed Property.

         8.2. The Licensee represents and warrants to the Licensor that the Licensee has full right, power and authority to enter into this agreement and to perform all of its obligations hereunder.

         9. Miscellaneous

         9.1. Notice. All notices or other communications in connection with this agreement shall be in writing and shall be considered given when delivered personally or on the fifth day after mailing, certified mail return receipt requested, to the following addresses:






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                                   If to the Licensor:

                                   Renaissance Cosmetics, Inc.
                                   Three Pickwick Plaza
                                   Greenwich, Connecticut  06830


                                   with a copy to:

                                   Parker Chapin Flattau & Klimpl
                                   1211 Avenue of the Americas
                                   New York, New York  10036
                                   Attn:  Edward R. Mandell, Esq.


                                   If to the Licensee:

                                   Cosmar Corporation
                                   c/o Kidd, Kamm & Company
                                   9454 Wilshire Boulevard
                                   Beverly Hills, California 90212


                                   with a copy to:

                                   Parker Chapin Flattau & Klimpl
                                   1211 Avenue of the Americas
                                   New York, New York  10036
                                   Attn: Edward R. Mandell, Esq.


         9.2. Assignability. Neither this agreement nor any of the rights granted hereunder may be assigned, sublicensed or transferred by the Licensee without the express written consent of the Licensor and any attempted direct or indirect assignment, sublicense or transfer of this agreement or any of the rights granted hereunder, whether voluntary or by operation of law, shall be void unless the Licensor shall have given its prior written consent.

         9.3. Successors and Assigns. This agreement shall inure to the benefit of and shall be binding upon the parties and their respective permitted successors and assigns.

         9.4. Governing Law. This agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Delaware applicable to agreements made and to be performed wholly within that state.

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         9.5. Waivers. No waiver by either party, whether express or implied, of any provision of this agreement, or of any breach or default thereof, shall constitute a continuing waiver of that provision or of any other provision of this agreement. Acceptance of payments by the Licensor shall not be deemed a waiver by the Licensor of any breach of or default under any of the provisions of this agreement by the Licensee.

         9.6. Severability. If any provision or any portion of any provision of this agreement shall be held to be void or unenforceable, the remaining provisions of this agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

                                    RENAISSANCE COSMETICS, INC.


                                    By: /s/ Thomas V. Bonoma
                                        -----------------------------------
                                        Thomas V. Bonoma, President
                                        and Chief Executive Officer



                                    COSMAR CORPORATION


                                    By: /s/ Terry M. Theodore
                                        -----------------------------------
                                        Terry M. Theodore, Vice President
                                        and Secretary



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                                                                       EXHIBIT A
                                                                       ---------
                                Licensed Property

                TRADEMARKS OWNED BY RENAISSANCE COSMETICS, INC.

Mark                       Reg. No.                  Date
----                       --------                  ----
All rights owned by the
Licensor to use the
trademark "Quik Fit" as
such rights may exist
anywhere in the world,
including such rights
associated with the
following trademark
registrations:


                           U.S.A.  Reg. No.   1,569,080*        Dec.  5, 1989
                           Canada  Reg. No.     363,909*        Nov. 17, 1989
                           France  App. No.    93488093*        Oct. 18, 1993

























------------------
* The Licensor is the beneficial owner of this trademark registration. All registrations of this trademark are being transferred to the Licensor by the former owners, Cosmar Corporation, a California corporation.



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